                                                                   EXHIBIT 10.25


                              [COMPANY LETTERHEAD]


                               September __, 2000


Mr./Ms. ____________________
Address 1
Address 2
City, State, Zip

         Re: Separation Benefits

Dear Mr./Ms. _________________:

         In order to reward your loyalty to us and encourage your continued dedication to your assigned management responsibilities, with this letter we offer you certain separation benefits which are subject to your honoring your confidentiality and non-solicitation obligations while the benefits are paid to you.

         1. Death, Disability, Voluntary Resignation or Termination for Cause. If you die or become disabled while employed by us (as defined by local law or our policies), you will receive the standard benefits available to you, i.e., earned wages, vacation, sick pay and benefits available under existing insurance or benefits plans to the extent applicable. If you voluntarily resign or are terminated for Cause (as defined below), you will be paid for earned wages as of the date of your resignation or termination and retain whatever rights in pension or benefit plans that are permitted by our policies or required by local law. Unless local laws provide otherwise, "Cause" means (A) your material breach of any provision of this agreement, our policies or procedures, our code of conduct, any confidentiality agreement, or any other agreements you have with the Company; (B) your failure to perform or the gross negligence in your performance of duties in connection with your employment with us; (C) your engagement in an act of dishonesty involving us or any of our affiliates (collectively, the "Company"); (D) your indictment or conviction for a crime of theft, embezzlement, fraud, misappropriation of funds or other alleged act of dishonesty, or other crime involving moral turpitude; or (E) your engagement in any violation of law relating to your employment by or your violation of your duty of loyalty to the Company.

         2. Term. Unless extended by us in writing, this agreement shall expire on the second anniversary of the date of this agreement (the "Termination Date"). However, if a Change of Control (as defined in Section 4 below) occurs prior to the Termination Date and you are terminated without Cause or resign for Good Reason (as defined in Section 4 below) at any time during the six (6) month period following a Change of Control, you shall be entitled to the severance provided for in Section 4 in accordance with such Section.

         3. Termination Without Cause. If we terminate you without Cause during the term of this agreement, we will continue to pay you your then existing weekly salary for six months following the effective date of your termination.

Mr./Ms. _________________
September __, 2000
Page 2


         4. Change of Control. If you are terminated without Cause or resign for a Good Reason at any time during the six (6) month period following a Change of Control (as defined below), we will pay you your then existing weekly salary for twelve months following the effective date of your termination.

            (i) A "Change of Control" means that the ownership of UTi Worldwide Inc. ("Parent") has changed, either through acquisition of half or more of Parent's voting stock by a "Person" or assets or the sale of all or substantially all of our assets to a third party not related to Parent. A "Person" does not include (1) any person who, as of the date of this Agreement, is a director of the Parent or is an entity or organization controlled by such director, (2) any subsidiary of the Parent or the Company, or (3) any employee stock ownership plan or other employee benefit plan maintained by the Parent or the Company.

            (ii) "Good Reason" means that, following a Change of Control, your salary is reduced or your position, authority, duties or responsibilities are materially adversely changed or action is taken which results in a material diminution in your position, authority, duties or responsibilities.

         5. Confidentiality and Non-Solicitation. In exchange for the foregoing benefits, you agree that you will maintain and preserve the confidentiality of all of the proprietary and confidential information entrusted to you (or that you learned) in the course of your employment by us. This obligation applies to our confidential and proprietary information and to the confidential information entrusted to us by vendors, contractors, licensors and customers. Specifically, you acknowledge that the identity of our customers, our pricing policies for our customers and our customers' requirements and preferences are our proprietary and confidential information. You agree, during your employment with us and for a period of one (1) year after the cessation of your employment with us for any reason, not to, directly or indirectly, either on your own behalf or on behalf of anyone else, attempt to persuade or solicit any of our customers to cease to do business or to reduce the amount of business with which the customer has customarily done or contemplates doing with the Company or to expand its business with one of our competitors.

         You further agree, during your employment with us and for a period of one (1) year after the cessation of your employment with us for any reason, not to, directly or indirectly, either on your own behalf or on behalf of any other person or entity, attempt to persuade or solicit any person who is an employee of ours or any company affiliated with the Parent to terminate such employment. After you leave us, you agree not to seek to obtain any of our confidential and proprietary information or other internal information from any current or former employee.

Mr./Ms. _________________
September __, 2000
Page 3


         At the time your employment terminates for any reason, you agree to return all property, information, address lists, keys, credit cards and other items of value to us. Finally, you agree not to disparage the Company, Parent, or any of our affiliated companies or their management, products or services.

         If you breach any of the provisions contained in this Paragraph 5 or contained in any other confidentiality, non-solicitation or non-competition agreement which you may have with us, our Parent or any of our affiliated companies, then the benefits provided to you in this agreement shall terminate. Your agreements contained in this Paragraph 5 shall survive the termination of any such benefits.

         6. Successors; Binding Agreement. This agreement shall inure to the benefit of and be enforceable by you and us and your and our assigns. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

         7. Notice. For the purpose of this agreement, notices and all other communications provided for in this agreement shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by overnight, commercial air courier service, on the second business day after being delivered to the air courier service, or if mailed, on the fifth day after being sent by first class, certified or registered mail, return receipt requested.

         8. Modification and Waiver. No provision of this agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by our Board of Directors. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this agreement.

         9. Taxes. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

         10. Local Law. To the extent local law requires different severance benefits than those listed herein, such local law shall supersede this Agreement.

         11. Other Agreements. This agreement sets forth the entire agreement of the parties with respect to the benefits provided to you herein. Nothing in this agreement, however, negates or otherwise limits any other agreements which you may have made with us regarding non-competition, non-solicitation and the protection of our information. The provisions of this agreement do not change your rights under any Company sponsored employee benefit plans.

Mr./Ms. _________________
September __, 2000
Page 4


         If you agree with the terms of this letter, kindly sign and return to us the enclosed copy of this letter. We will sign this letter, and a fully-executed copy will be returned to you, constituting our agreement. Unless and until accepted in writing by us, this agreement shall not be effective.


                                          Sincerely,

                                          [COMPANY]


                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------


Agreed and Accepted,

this ____ day of _________, 2000.


------------------------------------
[Name]


Enclosure